UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2006
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	25-1199382 (I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA (Address of principal executive offices)	17233-9533 (Zip Code)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 15, 2006, JLG Industries, Inc., a Pennsylvania corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Oshkosh Truck Corporation, a Wisconsin corporation, and a newly formed subsidiary of Oshkosh, Steel Acquisition Corporation, a Pennsylvania corporation.
     On October 16, 2006, the Company and American Stock Transfer and Trust Company entered into the First Amendment (the “First Amendment”) to the Rights Agreement dated as of May 24, 2000, by and between the Company and American Stock Transfer and Trust Company, as rights agent (the “Rights Agreement”). Effective October 15, 2006, the Company made material amendments to its severance and change in control agreements with its executive officers. These agreements are discussed below.
Material Amendment to the Rights Agreement dated as of May 24, 2000, by and between the Company and American Stock Transfer and Trust Company, as rights agent
     On October 16, 2006, the Company and American Stock Transfer and Trust Company entered into the First Amendment (the “First Amendment”) to the Rights Agreement dated as of May 24, 2000, by and between the Company and American Stock Transfer and Trust Company, as rights agent (the “Rights Agreement”). The Company entered into the First Amendment to render the Rights Agreement inapplicable to the (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Merger or the Merger Agreement. In addition, the First Amendment provides for the termination of the Rights Agreement upon the earliest of the expiration date, redemption or immediately prior to the effective date of the Merger. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Material Amendments to Severance and Change in Control Arrangements
     Effective October 15, 2006, the Company made material amendments to its severance and change and control arrangements with its executive officers (the “Executive Severance Plan” and its accompanying “Participation Agreement”). The changes to the severance and change of control arrangements are described below.
     Change in Control Arrangements. For Mr. William M. Lasky, the changes increased the lump sum cash payment that he would receive in the event of an involuntary termination of employment without cause or a voluntary termination of employment for good reason in connection with a change in control from two times his annual compensation to three times his annual compensation. For Messrs. Paylor and Singer, the changes increased the lump sum cash payment that they would receive in the event of an involuntary termination of employment without cause or a voluntary termination of employment for good reason in connection with a change in control from one times their annual compensation to two times their annual compensation. In addition, Messrs. Woodward and Bonafede, along with certain other Senior Vice Presidents, would receive two times their annual compensation in the event of an involuntary termination of employment without cause or a voluntary termination for good reason in connection with a change of control. For purposes of the lump sum severance payment, annual compensation will equal the sum of (a) the executive’s base salary for the twelve-month period ending immediately before his employment is terminated or a change in control (whichever is greater), and (b) the executive’s annual cash bonus for the fiscal year most recently completed before his employment is terminated or a change in control (whichever is greater).
     In addition to the changes in lump-sum cash payments, the changes increase the amount of the tax gross-ups that executive officers may receive in the event of a change of control. Now, all Vice Presidents, Senior Vice Presidents, the Executive Vice President, and the CEO may receive a full gross-up if they incur an excise tax relating to change in control payments, including both the 20% excise tax to which some of them were previously entitled, but also the income tax that executives would owe on the Company’s payment of the excise tax (with certain exceptions for executives whose payments related to a change in control are below a certain threshold). The changes also lower the age at which SERP participants may receive SERP benefits without a reduction for early commencement and provide certain participants with 5 extra years of service credit; this latter change will increase SERP benefits for participants who first became officers after September 2000 and who do not have for at least 20 years of service. The changes also include additional requirements that the Company fund all SERP benefits in the Company’s Executive Trust, modify the definition of “good reason” for the purposes of the severance arrangements and provide for the reimbursement of all executives for certain legal fees relating to disputes arising out of their severance benefits.
     Severance Arrangements. Prior to the changes, only Messrs. Lasky, Paylor and Singer were entitled to lump sum cash payments in the event of an involuntary termination of employment in the absence of a change of control. Now, the sole Executive Vice President, Mr. Woodward, and the four Senior Vice Presidents of the Company other than Messrs. Paylor and Singer are also entitled to two times their annual compensation and the five Vice Presidents of the Company will receive one times their base salary in the event of an involuntary termination of employment without cause in the absence of a change of control or in the event of an involuntary termination without cause or for good reason within two years after a change in control. For purposes of the lump sum severance payment, except with respect to Vice Presidents whose employment terminates in the absence of a change in control (or more than two years following a change in control), annual compensation will equal the sum of (a) the executive’s base salary for the twelve-month period ending immediately before his employment is terminated or a change in control (whichever is greater), and (b) the executive’s annual cash bonus for the fiscal year most recently completed before his employment is terminated or a change in control (whichever is greater). In the event a Vice President’s employment is terminated involuntarily without cause in the absence of a change in control (or more than two years following a change in control), covered compensation will equal the Vice President’s base salary for the twelve-month period ending immediately before his employment is terminated or a change in control (whichever is greater).
     In addition to the foregoing, prior to the changes, no participant in the Company’s management incentive program was entitled to receive any portion of his or her bonus for the year that their employment is terminated. As a result of the changes, all Vice Presidents, Senior Vice Presidents, the Executive Vice President and the CEO are entitled to receive a pro-rated portion of their annual bonus for the fiscal year of their termination. The annual bonus amount would be determined based on the greater of (a) the bonus the executive would have received for the fiscal year if all target objectives had been received for the fiscal year or (b) the bonus the executive would have received if the ratio of actual performance achieved as of the date the executive terminates employment compared to target performance as of that date had been sustained for the remainder of the fiscal year.
     The foregoing descriptions of the Executive Severance Plan and Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the Executive Severance Plan and Form of Participation Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.
     Additional Information and Where to Find It
     A shareholders’ meeting will be announced soon to obtain shareholder approval for the Merger. The Company intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with such shareholder meeting. This proxy statement will be mailed to the Company’s shareholders. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors and shareholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. Free copies of the proxy statement, when it becomes available, and JLG Industries’ other filings with the SEC may also be obtained from JLG Industries. Free copies of JLG Industries’ filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.

     Oshkosh Truck, JLG Industries and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG Industries’ shareholders in favor of the proposed acquisition. Information regarding Oshkosh Truck’s directors and executive officers is available in Oshkosh Truck’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG Industries’ directors and executive officers is available in JLG Industries’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
     Forward-Looking Statements
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; (iii) risks associated with acquisitions; (iv) credit risks from our financing of customer purchases; (v) risks arising from dependence on third-party suppliers; and (vi) costs of raw materials and energy, as well as other risks as detailed in the Company’s SEC reports, including the report on Form 10-K for the fiscal year ended July 31, 2006.
Item 3.03 Material Modification to Rights of Security Holders
     See “Material Amendments to the Rights Agreement dated as of May 24, 2000, by and between the Company and American Stock Transfer and Trust Company, as rights agent,” under Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Item 4.1	First Amendment to Rights Agreement, dated as of October 16, 2006, by and between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.2 to Registrant’s Amendment No. 1 to Registration Statement on Form 8-A, dated October 16, 2006).

Item 10.1	JLG Industries, Inc. Executive Severance Plan.

Item 10.2	Form of Executive Severance Plan Participation Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC. (Registrant)
Date: October 16, 2006	/s/ James H. Woodward, Jr.
James H. Woodward, Jr.
Executive Vice President and Chief Financial Officer

Exhibit No.

4.1	First Amendment to Rights Agreement, dated as of October 16, 2006, by and between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.2 to Registrant’s Amendment No. 1 to Registration Statement on Form 8-A, dated October 16, 2006).

10.1	JLG Industries, Inc. Executive Severance Plan.

10.2	Form of Executive Severance Plan Participation Agreement.

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